Exhibit 99

Acadia Healthcare Reports Second Quarter 2023 Results and Raises 2023 Guidance

Company Signs Definitive Agreement for Acquisition of Specialty Provider

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 27, 2023--Acadia Healthcare Company, Inc. (“Acadia”) (NASDAQ: ACHC) today announced financial results for the second quarter ended June 30, 2023.

Second Quarter and Recent Highlights

  Revenue totaled $731.3 million, an increase of 12.2% over the second quarter of 2022
  Same facility revenue increased 11.4% compared with the second quarter of 2022, including an increase in revenue per patient day of 6.1% and an increase in patient days of 4.9%
  Net income attributable to Acadia totaled $72.3 million, or $0.79 per diluted share, and adjusted income from continuing operations attributable to Acadia totaled $84.7 million, or $0.92 per diluted share
  Adjusted EBITDA increased 10.9% to $174.5 million as compared to $157.3 million for the second quarter of 2022, which excludes $8.6 million of income from the Provider Relief Fund (“PRF”) established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act
  Continued progress on the execution of the Company’s growth strategy by adding 98 beds to existing facilities and opening two additional comprehensive treatments centers (CTCs) during the quarter
  Announced two new joint venture partnerships for future hospitals, marking Acadia’s 19th and 20th partnerships with leading healthcare systems across the country, and opened two new hospitals with joint venture partners early in the third quarter
  Signed a definitive agreement in July to acquire a 76-bed specialty provider of substance use disorder and primary mental health treatment services based in the greater Salt Lake City, Utah, area

A reconciliation of all non-GAAP financial results in this press release begins on page 9.

Second Quarter Results

Chris Hunter, Chief Executive Officer of Acadia, remarked, “Acadia delivered strong financial and operating results for the second quarter of 2023, as we continued to see robust demand across all business lines. We are pleased with the trajectory of our business through the first half of the year and our ability to effectively manage our operations and meet our key performance objectives. Our labor costs were in line with our expectations. We continue to see stability with sequential improvement in our labor trends for the second quarter of 2023 that we expect will continue to improve into the second half of the year.

“We made significant progress in executing our strategy through our defined growth pathways, further extending our market reach to more communities and adding service lines to new states. We continue to identify opportunities to accelerate our growth across each of our service lines and meet increased patient demand, especially for higher acuity cases.

“Our results to date and continued momentum in our business led us to increase our financial guidance for the full year. We are proud of the important work we are doing and extremely grateful for our dedicated employees who continue to provide safe, quality patient care for those seeking treatment for mental health and substance use issues.”

Strategic Investments for Long-Term Growth

Turning Point Centers Acquisition

In July, Acadia signed a definitive agreement to acquire Turning Point Centers, a 76-bed specialty provider of substance use disorder and primary mental health treatment services that supports the Salt Lake City, Utah, metropolitan market. Turning Point Centers provides a full continuum of treatment services, including residential, partial hospitalization and intensive outpatient services. The transaction is expected to close in 2023.

Hunter added, “Turning Point Centers is a strategic addition to our facility portfolio, extending Acadia’s geographic footprint for our specialty service line into a new state and enhancing our continuum of care in Utah to include all service lines. We look forward to working with the experienced management team and clinical staff at Turning Point Centers.”

Growth Pathways Update

During the second quarter of 2023, the Company continued to make progress in meeting its strategic growth objectives with the following accomplishments across its defined five growth pathways:

  Facility Expansions – Added 98 beds to current facilities, bringing the total to 204 bed additions through the first half of the year with the objective to add a total of 300 beds by the end of 2023.
  De Novo Facilities – Opened two de novo CTCs offering medication-assisted treatments for patients dealing with opioid use disorder, which is in line with the Company’s objective to add six new CTCs in 2023. On track to open two de novo acute inpatient hospitals by the end of the year – the renovated 101-bed adult hospital and outpatient facility that are part of the Montrose Behavioral Health Hospital in Chicago, Illinois, as well as an 80-bed inpatient hospital, Coachella Valley Behavioral Health, in Indio, California.
  Joint Ventures – Announced two new joint venture partnerships, which will expand Acadia’s acute service line into two additional states. The partnership with SolutionHealth in New Hampshire will serve the southeastern New Hampshire area, and the partnership with Nebraska Methodist Health System in Iowa, will serve the greater Omaha, Nebraska, and Council Bluffs, Iowa, metropolitan area. Opened two new behavioral health hospitals with joint venture partners, Bronson Healthcare in Michigan and Geisinger in Pennsylvania, early in the third quarter. Acadia now has 20 joint venture partnerships for 21 hospitals, with 11 hospitals already in operation and 10 additional hospitals expected to open over the next few years.
  Acquisitions – Remained focused on identifying suitable acquisitions that are incremental to the Company’s strategic plan and fit its capital allocation framework, including the Turning Point Centers announcement today.
  Extend Continuum of Care – Expanded treatment options by adding 14 outpatient programs, including Partial Hospitalization Programs (PHP), Intensive Outpatient Programs (IOP) or virtual services, at select facilities to assist patients after they leave inpatient and residential treatment.

Cash and Liquidity

Acadia has continued to maintain a strong financial position with sufficient capital to make strategic investments in its business. As of June 30, 2023, the Company had $112.2 million in cash and cash equivalents and $505 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 2.0x.

Looking Ahead

Hunter concluded, “The United States is facing a mental health crisis – recent studies from the Kaiser Foundation, the Census Bureau and others highlight that the number of adults and adolescents struggling with anxiety, depression or substance use continues to climb. That is what drives our purpose of ensuring the broadest and most effective access to high quality behavioral healthcare. Given our scale and expertise, Acadia is uniquely positioned to help meet this critical demand. Looking ahead, we remain focused on accelerating growth by making strategic investments that will enhance our service offerings across the continuum of care and expand our market reach. Above all, we are committed to addressing one of our nation’s most pressing healthcare needs by providing safe, quality care in support of the patients, families and communities who are counting on us to improve the lives of all those we touch.”

Financial Guidance

Acadia today increased its previously announced financial guidance for 2023 for the following:

2023 Guidance Range
Revenue	$2.86 to $2.90 billion
Adjusted EBITDA	$655 to $685 million
Adjusted earnings per diluted share	$3.25 to $3.50
Interest expense	$82 to $85 million

The Company affirmed the previously announced financial guidance for the following:

Tax rate	25% to 26%
Depreciation and amortization expense	$125 to $135 million
Stock compensation expense	$30 to $35 million
Operating cash flows	$450 to $500 million
Expansion capital expenditures	$350 to $400 million
Maintenance capital expenditures	$40 to $50 million
IT capital expenditures	$35 to $45 million

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction-related expenses or recognition of additional income from the CARES Act.

Conference Call

Acadia will hold a conference call to discuss its second quarter financial results at 9:30 a.m. Eastern Time on Friday, July 28, 2023. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of June 30, 2023, Acadia operated a network of 250 behavioral healthcare facilities with approximately 11,000 beds in 39 states and Puerto Rico. With approximately 23,000 employees serving more than 75,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation (including without limitation the three pending lawsuits in New Mexico) and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share amounts)

Revenue	$731,337	$651,719	$1,435,604	$1,268,372

Salaries, wages and benefits (including equity-based compensation expense of $7,348, $6,580, $14,977 and $14,505, respectively)	386,633	339,388	777,810	675,150
Professional fees	43,803	40,440	84,928	77,351
Supplies	26,144	25,022	52,165	48,721
Rents and leases	11,725	11,192	23,149	22,441
Other operating expenses	95,912	84,937	186,750	166,362
Income from provider relief fund	—	(8,550)	—	(8,550)
Depreciation and amortization	32,012	29,128	63,581	58,054
Interest expense, net	20,910	16,565	40,909	32,352
Loss on impairment	8,694	—	8,694	—
Transaction-related expenses	9,074	3,940	15,545	7,522
Total expenses	634,907	542,062	1,253,531	1,079,403
Income before income taxes	96,430	109,657	182,073	188,969
Provision for income taxes	22,881	27,725	41,966	45,127
Net income	73,549	81,932	140,107	143,842
Net income attributable to noncontrolling interests	(1,250)	(1,853)	(1,793)	(2,926)
Net income attributable to Acadia Healthcare Company, Inc.	$72,299	$80,079	$138,314	$140,916

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.79	$0.89	$1.53	$1.57
Diluted	$0.79	$0.88	$1.51	$1.54

Weighted-average shares outstanding:
Basic	91,044	89,724	90,691	89,492
Diluted	91,546	91,473	91,640	91,504

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2023	2022
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$112,173	$97,649
Accounts receivable, net	345,836	322,439
Other current assets	120,748	86,037
Total current assets	578,757	506,125
Property and equipment, net	2,074,142	1,952,045
Goodwill	2,222,805	2,222,805
Intangible assets, net	71,607	76,041
Deferred tax assets	2,885	2,950
Operating lease right-of-use assets	127,515	135,238
Other assets	72,497	92,697
Total assets	$5,150,208	$4,987,901

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$23,906	$21,250
Accounts payable	148,896	104,723
Accrued salaries and benefits	111,409	125,298
Current portion of operating lease liabilities	26,422	26,463
Other accrued liabilities	121,849	110,592
Total current liabilities	432,482	388,326
Long-term debt	1,372,362	1,364,541
Deferred tax liabilities	92,870	92,588
Operating lease liabilities	110,869	116,429
Other liabilities	130,026	125,033
Total liabilities	2,138,609	2,086,917
Redeemable noncontrolling interests	90,583	88,257
Equity:
Common stock	911	899
Additional paid-in capital	2,628,403	2,658,440
Retained earnings	291,702	153,388
Total equity	2,921,016	2,812,727
Total liabilities and equity	$5,150,208	$4,987,901

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2023	2022
	(In thousands)
Operating activities:
Net income	$140,107	$143,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,581	58,054
Amortization of debt issuance costs	1,651	1,620
Equity-based compensation expense	14,977	14,505
Deferred income taxes	347	7,975
Loss on impairment	8,694	—
Other	1,086	396
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(23,397)	(19,763)
Other current assets	(8,743)	(18,106)
Other assets	(322)	2,550
Accounts payable and other accrued liabilities	21,518	25,518
Accrued salaries and benefits	(13,889)	2,682
Other liabilities	2,568	7,928
Government relief funds	—	(1,212)
Net cash provided by operating activities	208,178	225,989

Investing activities:
Cash paid for capital expenditures	(157,359)	(132,444)
Proceeds from sale of property and equipment	621	1,674
Other	(940)	(5,016)
Net cash used in investing activities	(157,678)	(135,786)

Financing activities:
Borrowings on revolving credit facility	40,000	—
Principal payments on revolving credit facility	(20,000)	(85,000)
Principal payments on long-term debt	(10,625)	(7,969)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(45,904)	(9,868)
Contributions from noncontrolling partners in joint ventures	2,516	8,008
Distributions to noncontrolling partners in joint ventures	(1,983)	(847)
Other	20	28
Net cash used in financing activities	(35,976)	(95,648)

Net increase (decrease) in cash and cash equivalents	14,524	(5,445)
Cash and cash equivalents at beginning of the period	97,649	133,813
Cash and cash equivalents at end of the period	$112,173	$128,368

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Same Facility Results (1)
Revenue	$721,288	$647,626	11.4%	$1,416,228	$1,260,893	12.3%
Patient Days	763,813	727,857	4.9%	1,510,471	1,428,950	5.7%
Admissions	49,017	47,003	4.3%	98,076	92,170	6.4%
Average Length of Stay (2)	15.6	15.5	0.6%	15.4	15.5	-0.7%
Revenue per Patient Day	$944	$890	6.1%	$938	$882	6.3%
Adjusted EBITDA margin (3)	29.7%	30.0%	-30 bps	28.7%	28.4%	30 bps
Adjusted EBITDA margin excluding income from provider relief fund	29.7%	28.7%	100 bps	28.7%	27.7%	100 bps

Facility Results
Revenue	$731,337	$651,719	12.2%	$1,435,604	$1,268,372	13.2%
Patient Days	771,955	734,777	5.1%	1,526,813	1,441,103	5.9%
Admissions	50,029	47,042	6.3%	99,935	92,238	8.3%
Average Length of Stay (2)	15.4	15.6	-1.2%	15.3	15.6	-2.2%
Revenue per Patient Day	$947	$887	6.8%	$940	$880	6.8%
Adjusted EBITDA margin (3)	28.6%	29.7%	-110 bps	27.6%	28.1%	-50 bps
Adjusted EBITDA margin excluding income from provider relief fund	28.6%	28.4%	20 bps	27.6%	27.4%	20 bps

(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2) Average length of stay is defined as patient days divided by admissions.
(3) For the three and six months ended June 30, 2022, includes income from provider relief fund of $8.6 million.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$72,299	$80,079	$138,314	$140,916
Net income attributable to noncontrolling interests	1,250	1,853	1,793	2,926
Provision for income taxes	22,881	27,725	41,966	45,127
Interest expense, net	20,910	16,565	40,909	32,352
Depreciation and amortization	32,012	29,128	63,581	58,054
EBITDA	149,352	155,350	286,563	279,375

Adjustments:
Equity-based compensation expense (a)	7,348	6,580	14,977	14,505
Transaction-related expenses (b)	9,074	3,940	15,545	7,522
Loss on impairment (c)	8,694	—	8,694	—
Adjusted EBITDA	$174,468	$165,870	$325,779	$301,402

Adjusted EBITDA margin	23.9%	25.5%	22.7%	23.8%

Adjusted EBITDA excluding income from provider relief fund	$174,468	$157,320	$325,779	$292,852

Adjusted EBITDA margin excluding income from provider relief fund	23.9%	24.1%	22.7%	23.1%

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$72,299	$80,079	$138,314	$140,916

Adjustments to income:
Transaction-related expenses (b)	9,074	3,940	15,545	7,522
Loss on impairment (c)	8,694	—	8,694	—
Provision for income taxes	22,881	27,725	41,966	45,127
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	112,948	111,744	204,519	193,565
Income tax effect of adjustments to income (d)	28,271	28,895	51,191	49,514
Adjusted income attributable to Acadia Healthcare Company, Inc.	84,677	82,849	153,328	144,051
Income from provider relief fund, net of taxes	—	(6,230)	—	(6,230)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$84,677	$76,619	$153,328	$137,821

Weighted-average shares outstanding - diluted	91,546	91,473	91,640	91,504

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.92	$0.91	$1.67	$1.57
Income from provider relief fund, net of taxes, per diluted share	—	(0.07)	—	(0.07)
Adjusted income attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$0.92	$0.84	$1.67	$1.50

See footnotes on page 11.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

• EBITDA: net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, loss on impairment and transaction-related expenses.

• Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted EBITDA margin excluding income from provider relief fund: Adjusted EBITDA excluding income from provider relief fund divided by revenue.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction-related expenses, loss on impairment and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, management transition, acquisition and other similar costs.

(c) During the second quarter of 2023, we recorded non-cash impairment charges totaling $8.7 million related to the closure of certain facilities.

(d) Represents the income tax effect of adjustments to income based on tax rates of 25.0% and 25.9% for the three months ended June 30, 2023 and 2022, respectively, and 25.0% and 25.6% for the six months ended June 30, 2023 and 2022, respectively.

Contacts

Gretchen Hommrich
Vice President, Investor Relations
(615) 861-6000